Exhibit 10.23
NOTE PURCHASE AMENDMENT AGREEMENT
     This Amendment Agreement (this “Amendment”) is made as of this 19th day of December, 2008 among NRG Common Stock Finance I LLC, a Delaware limited liability company (“Issuer”), Credit Suisse International (together with its successor and assigns, “Purchaser”) and Credit Suisse Securities (USA) LLC (“Agent”), solely in its capacity as agent for Purchaser and Issuer (Issuer, Purchaser and Agent, collectively, the “Parties”).
W I T N E S S E T H
     WHEREAS, the Parties have heretofore entered into a Note Purchase Agreement dated August 4, 2006 (the “Note Purchase Agreement”), whereby Issuer agreed to sell and Purchaser agreed to purchase Issuer’s promissory notes on the terms and conditions set forth therein;
     WHEREAS, the Parties have heretofore entered into an Agreement with respect to the Note Purchase Agreement dated as of September 8, 2006, an Amendment Agreement dated as of February 27, 2008 relating to the Note Purchase Agreement (the “First Amendment Agreement”) and a Note Purchase Amendment Agreement dated as of August 8, 2008 relating to the Note Purchase Agreement (the “Second Amendment Agreement”) (and, for the avoidance of doubt, references to the Note Purchase Agreement herein shall mean the Note Purchase Agreement as modified or amended by such Agreement with respect to the Note Purchase Agreement, such First Amendment Agreement and such Second Amendment Agreement);
     WHEREAS, the Parties hereto desire to further amend the Note Purchase Agreement as set forth herein;
     NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:
     SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each capitalized term used herein and not otherwise defined herein has the meaning assigned to such term in the Note Purchase Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Note Purchase Agreement” and each other similar reference contained in the Note Purchase Agreement shall, after this Amendment becomes effective, refer to the Note Purchase Agreement as amended hereby.
     SECTION 2. Amendments. The Note Purchase Agreement is hereby amended as follows, with such amendments taking effect as of the date hereof and subject to the further conditions that (1) as of such date Purchaser shall have received an opinion (in form and substance satisfactory to Purchaser and its counsel), dated as of the date hereof, of Kirkland & Ellis LLP, counsel for Issuer, substantially in the form attached hereto as Exhibit A and (2) the Agreement with respect to the Note Purchase Agreement among Issuer, Purchaser, Agent and the Company of even date herewith has been executed by the parties thereto:
     (a) Section 1(a) of the Note Purchase Agreement shall be amended by deleting the phrase “or an Increased Cost of Hedging” in item (i) of the definition of “Extraordinary Event” and replacing it with “or an Increased Cost of Stock Borrow.”
     (b) Section 1(a) of the Note Purchase Agreement shall be amended by adding the following definition immediately after the definition of “Increased Cost of Hedging” thereof:
     “Increased Cost of Stock Borrow” means, in respect of any Note, an Increased Cost of Hedging (or portion thereof) resulting from the rate that the Noteholder of such Note or its affiliate would incur to borrow NRG Common Stock.
     (c) Section 1(a) of the Note Purchase Agreement shall be amended by adding the following definition immediately after the definition of “Number of Underlying Shares” thereof:
     “Other Increased Cost of Hedging” means any Increased Cost of Hedging (or portion thereof) that is not an Increased Cost of Stock Borrow.
     (d) Section 1(a) of the Note Purchase Agreement shall be amended by amending the definition of “Transaction Documents” by deleting “and” in subclause (xiii) thereof and deleting the phrase “as each document or agreement in subclauses (i) through (xiv) may be amended from time to time” in the last line thereof after the word “Agreement” and adding the phrase “; and (xv) the Agreement with respect to the Note Purchase Agreement dated as of December 19, 2008 among Issuer, Purchaser, Agent and the Company, as each document or agreement in subclauses (i) through (xv) may be amended from time to time” in the last line thereof after the word “Agreement.”
     (e) Section 15 of the Note Purchase Agreement shall be deleted in its entirety and replaced with the following new Section 15:
     Increased Cost of Stock Borrow.  The Calculation Agent may increase the Accretion Rate for any Note to account for any period in which it reasonably determines that an Increased Cost of Stock Borrow exists in respect of such Note.
     SECTION 3. Representations, Warranties and Agreements.
     (a) Issuer and Purchaser each represents and warrants to the other that its representations and warranties contained in Sections 6 and 7, respectively, of the Note Purchase Agreement are true and correct on the date hereof as if made on the date hereof.
     (b) Issuer represents and warrants to and for the benefit of, and agrees with, Purchaser as follows:
     (i) it has the power to execute this Amendment, to deliver this Amendment and to perform its obligations under this Amendment and has taken all necessary action to authorize such execution, delivery and performance;
     (ii) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;
     (iii) all governmental and other consents that are required to have been obtained by it with respect to the execution and delivery of and the performance of its obligations under this Amendment have been obtained and are in full force and effect and all conditions of any such consents have been complied with;
     (iv) its obligations under this Amendment constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general equitable principles;
     (v) no Event of Default with respect to it has occurred and is continuing and no such event or circumstance would reasonably be expected to occur as a result of its entering into or performing its obligations under this Amendment;
     (vi) there is not pending or, to its knowledge, threatened against it or any of its affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Amendment or its ability to perform its obligations under this Amendment;
     (vii) it is acting for its own account, and has made its own independent decision to enter into this Amendment and as to whether this Amendment is appropriate or proper for it based upon its own judgment and upon advice of such advisors as it deems necessary; Issuer acknowledges and agrees that it is not relying, and has not relied, upon any communication (written or oral) of Purchaser or any Affiliate of

Purchaser with respect to the legal, accounting, tax or other implications of this Amendment and that it has conducted its own analyses of the legal, accounting, tax and other implications hereof (it being understood that information and explanations related to the terms and conditions of this Amendment shall not be considered investment advice or a recommendation to enter into this Amendment); it further acknowledges and confirms that it has taken independent tax advice with respect to this Amendment;
     (viii) it is entering into this Amendment with a full understanding of all of the terms and risks hereof (economic and otherwise) and is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks; it is also capable of assuming (financially and otherwise), and assumes, those risks;
     (ix) it acknowledges that neither Purchaser nor any Affiliate of Purchaser is acting as a fiduciary for or an advisor to Issuer in respect of this Amendment;
     (x) it is not entering into this Amendment to create actual or apparent trading activity in the NRG Common Stock (or any security convertible into or exchangeable for NRG Common Stock) or to manipulate the price of the NRG Common Stock (or any security convertible into or exchangeable for NRG Common Stock) or otherwise in violation of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
     (xi) without limiting the generality of Section 3(b)(ii), this Amendment will not violate Rule 13e-1 or Rule 13e-4 under the Exchange Act; and
     (xii) it is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
     (c) Purchaser represents and warrants to and for the benefit of, and agrees with, Issuer as follows:
     (i) it has the power to execute this Amendment, to deliver this Amendment and to perform its obligations under this Amendment and has taken all necessary action to authorize such execution, delivery and performance;
     (ii) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;
     (iii) all governmental and other consents that are required to have been obtained by it with respect to this Amendment have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and
     (iv) its obligations under this Amendment constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general equitable principles.
     SECTION 4. Counterparts. This Amendment may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.
     SECTION 5. Governing Law; Jurisdiction. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.
     SECTION 6. Note Purchase Agreement. Except as otherwise specified in this Amendment, the Note Purchase Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

ISSUER: NRG COMMON STOCK FINANCE I LLC
By:	/s/ Christopher Sotos
Name:	Christopher Sotos
Title:	Vice President and Treasurer

PURCHASER: CREDIT SUISSE INTERNATIONAL
By:	/s/ Tobias Schraven
Name:	Tobias Schraven
Title:	Director

By:	/s/ Steve Winnert
Name:	Steve Winnert
Title:	Managing Director

AGENT: CREDIT SUISSE SECURITIES (USA) LLC
By:	/s/ Barry Dixon
Name:	Barry Dixon
Title:	Vice President

Exhibit A
Form of Opinion

A-1